Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	ScION 1 Sponsor LLC

Address of Joint Filer:	c/o ScION Tech Growth I 10 Queen St. Place, 2nd Floor, London, EC4R 1BE, United Kingdom

Relationship of Joint Filer to Issuer:

10% Owner, Director (Director by Deputization). Mr. Pignataro and Mr. Cestar are members of the board of directors of the Issuer. ScION 1 Sponsor LLC may be deemed a director by deputization as a result of the service of Mr. Pignataro and Mr. Cestar.

Issuer Name and Ticker of Trading Symbol:	ScION Tech Growth I [SCOA]

Date of Event Requiring Statement: (Month/Day/Year):	12/16/2020

Name of Joint Filer:	Andrea Pignataro

Address of Joint Filer:	c/o ScION Tech Growth I 10 Queen St. Place, 2nd Floor, London, EC4R 1BE, United Kingdom

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker of Trading Symbol:	ScION Tech Growth I [SCOA]

Date of Event Requiring Statement: (Month/Day/Year):	12/16/2020

Name of Joint Filer:	Mathew J. Cestar

Address of Joint Filer:	c/o ScION Tech Growth I 10 Queen St. Place, 2nd Floor, London, EC4R 1BE, United Kingdom

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker of Trading Symbol:	ScION Tech Growth I [SCOA]

Date of Event Requiring Statement: (Month/Day/Year):	12/16/2020